Exhibit 21.1

Company Subsidiaries

USB SolarCity Manager 2009, LLC, a Delaware limited liability company

USB SolarCity Owner 2009, LLC, a California limited liability company

USB SolarCity Master Tenant 2009, a California limited liability company

USB SolarCity Manager 2009-2010, LLC, a Delaware limited liability company

USB SolarCity Owner 2009-2010, LLC, a California limited liability company

USB SolarCity Master Tenant 2009-2010, a California limited liability company

NBA SolarCity AFB, LLC, a California limited liability company

USB SolarCity Manager III, LLC, a Delaware limited liability company

USB SolarCity Owner III, LLC, a California limited liability company

USB SolarCity Master Tenant III, LLC, a California limited liability company

NBA SolarCity Solar Phoenix, LLC, a California limited liability company

Building Solutions Acquisition Corporation, a Delaware corporation

USB SolarCity Manager IV, LLC, a Delaware limited liability company

USB SolarCity Owner IV, LLC, a California limited liability company

USB SolarCity Master Tenant IV, LLC, a California limited liability company

SolarCity Mid-Atlantic Holdings, LLC, a Delaware limited liability company

SolarCity Giants Holdings, LLC, a Delaware limited liability company

Banyan SolarCity Manager 2010, LLC, a Delaware limited liability company

Banyan SolarCity Owner 2010, LLC, a Delaware limited liability company

Fontane Solar I, LLC, a Delaware limited liability company

IL Buono Solar I, LLC, a Delaware limited liability company

Landlord 2008-A, LLC, a Delaware limited liability company

Master Tenant 2008-A, LLC, a Delaware limited liability company

Matterhorn Solar I, LLC, a Delaware limited liability company

MS SolarCity 2008, LLC, a Delaware limited liability company

MS SolarCity Commercial 2008, LLC, a Delaware limited liability company

MS SolarCity Residential 2008, LLC, a Delaware limited liability company

NBA SolarCity Commercial I, LLC, a California limited liability company

Sequoia Pacific Holdings, LLC, a Delaware limited liability company

Sequoia Pacific Manager I, LLC, a Delaware limited liability company

Sequoia Pacific Solar I, LLC, a Delaware limited liability company

Sequoia SolarCity Owner I, LLC, a Delaware limited liability company

Solar Marketing, Inc., a Delaware corporation

SolarCity Alpine Holdings, LLC, a Delaware limited liability company

SolarCity Amphitheatre Holdings, LLC, a Delaware limited liability company

SolarCity Arbor Holdings, LLC, a Delaware limited liability company

SolarCity Arches Holdings, LLC, a Delaware limited liability company

SolarCity Community Fund, LLC, a Delaware limited liability company

SolarCity Engineering, Inc., a California Corporation

SolarCity Fund Holdings, LLC, a Delaware limited liability company

SolarCity Grand Canyon Holdings, LLC, a Delaware limited liability company

SolarCity Holdings 2008, LLC, a Delaware limited liability company

SolarCity International, Inc., a Delaware corporation

SolarCity Investments Canada Ltd., a Canada corporation

SolarCity New Markets Manager, LLC, a California limited liability company

SolarCity Village Holdings, LLC, a Delaware limited liability company

SolarRock, LLC, a Delaware limited liability company

SolarStrong Holdings, LLC, a Delaware limited liability company

SolarStrong, LLC, a Delaware limited liability company

Clydesdale SC Solar I, LLC, a Delaware limited liability company

Beatrix Solar I, LLC, a Delaware limited liability company

SolarCity Orange Holdings, LLC, a Delaware limited liability company

Mound Solar Manager V, LLC, a Delaware limited liability company

Mound Solar Master Tenant V, LLC, a California limited liability company

Mound Solar Owner V, LLC, a California limited liability company

Solar Marsh, LLC, a Delaware limited liability company